Exhibit 99.1
Verde Clean Fuels, Inc. Reports Q3 2025 Results

HOUSTON – November 13, 2025 - Verde Clean Fuels, Inc. (“Verde” or “the Company”) (NASDAQ: VGAS) today reported results for the third quarter of 2025.

“We continue to advance our plans to deploy our proprietary liquid fuels processing technology through the development of commercial production plants. To this end, we also continue to advance front-end engineering and design ("FEED") for the Permian Basin project, a proposed natural gas-to-gasoline plant to be jointly developed with Cottonmouth, a wholly owned subsidiary of Diamondback. The proposed plant would utilize our technology and associated natural gas from Diamondback’s operations. We also continue to identify and evaluate other potential opportunities to deploy our technology while remaining disciplined with our resources,” said Ernest Miller, CEO of Verde.

For the three months ended September 30, 2025, the Company recorded a net loss of $(2.3) million and diluted net loss per share of Class A common stock of $(0.06). For the nine months ended September 30, 2025, the Company recorded a net loss of $(7.6) million and diluted loss per share of Class A common stock of $(0.21). The Company’s net loss for the three and nine months ended September 30, 2025 was primarily due to ongoing general and administrative expenses.

As of September 30, 2025, the Company had cash and cash equivalents of $59.4 million and no debt. Also as of September 30, 2025, the Company had construction in progress of $3.3 million, comprised of $9.3 million of capitalized development costs (which include costs associated with the FEED study) related to the Permian Basin project, net of $6.0 million of costs reimbursable to the Company by Cottonmouth in accordance with the joint development agreement between Verde and Cottonmouth.

About Verde Clean Fuels, Inc.
Verde is a clean fuels company focused on the deployment of its innovative and proprietary liquid fuels processing technology through development of commercial production plants. Verde's synthesis gas ("syngas")-to-gasoline plus (STG+®) process converts syngas, derived from diverse feedstocks, into fully finished liquid fuels that require no additional refining. Verde is currently focused on opportunities to convert associated natural gas into gasoline, which is expected to provide a market for such natural gas with the added potential benefits of flare mitigation and production of gasoline with a lower carbon intensity than conventional gasoline.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Company’s expectations and any future financial performance, the Company’s strategy, future operations, financial position, prospects, plans, goals and objectives of management are forward-looking statements. The words “could,” “should,” “would,” “will,” “aim,” “may,” “focus,” “believe,” “anticipate,” ”intend,” “estimate,” “expect,” “advance,” ”project,” “plan,” “potential,” "goal,” “strategy,” “proposed,” “positions,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the Company, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. These risks and uncertainties include, but are not limited to: changes in general economic, financial, legal, political, governmental and business conditions; changes in domestic and foreign markets and policies; the failure of Verde to develop its first commercial facility, whether due to the inability to obtain the required financing or for any other reason; the failure of Verde to develop any additional commercial facility for any reason; the risks and uncertainties relating to the implementation of Verde’s business strategy and the timing of any business milestone; and delays in acquisition, financing, construction and development of any potential project. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov.

Contacts

Investor Relations:
Caldwell Bailey (ICR)
verdeIR@icrinc.com

Media Relations:
Juliet Fisher (Merchant)
juliet@merchant.agency

VERDE CLEAN FUELS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2025	2024	2025	2024
General and administrative expenses	$2,752	$2,694	$8,844	$8,472
Research and development expenses	128	91	457	350
Total operating loss	2,880	2,785	9,301	8,822

Other (income)	(650)	(291)	(1,846)	(954)
Loss before income taxes	(2,230)	(2,494)	(7,455)	(7,868)
Income tax expense (benefit)	104	—	129	(14)
Net loss	$(2,334)	$(2,494)	$(7,584)	$(7,854)
Net loss attributable to noncontrolling interest	$(1,179)	$(1,716)	$(3,922)	$(5,400)
Net loss attributable to Verde Clean Fuels, Inc.	$(1,155)	$(778)	$(3,662)	$(2,454)

Earnings per share
Weighted average Class A common stock outstanding, basic and diluted	18,836,078	6,336,078	17,508,239	6,269,230
Loss per share of Class A common stock	$(0.06)	$(0.12)	$(0.21)	$(0.39)

VERDE CLEAN FUELS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
(in thousands, except share and per share amounts)	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$59,440	$19,044
Restricted cash	100	100
Accounts receivable – other	1,315	226
Prepaid expenses and other current assets	595	804
Total current assets	61,450	20,174

Non-current assets:
Property, plant and equipment, net	3,382	1,096
Intellectual property and patented technology	1,925	1,925
Operating lease right-of-use assets, net	263	216
Deposits	161	161
Total non-current assets	5,731	3,398
Total assets	$67,181	$23,572

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,186	$734
Accrued liabilities	643	1,907
Operating lease liabilities	252	154
Other current liabilities	26	16
Total current liabilities	3,107	2,811

Non-current liabilities:
Operating lease liabilities	29	78
Total non-current liabilities	29	78
Total liabilities	3,136	2,889
Commitments and Contingencies

Stockholders’ equity
Class A common stock, par value $0.0001 per share, 22,049,621 and 9,549,621 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	1
Class C common stock, par value $0.0001 per share, 22,500,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	2	2
Additional paid in capital	63,429	37,503
Accumulated deficit	(30,919)	(27,257)
Noncontrolling interest	31,531	10,434
Total stockholders’ equity	64,045	20,683
Total liabilities and stockholders’ equity	$67,181	$23,573